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                                                                    Exhibit 99.1



                                 [FORM OF PROXY]

                              COBALT NETWORKS, INC.

                         SPECIAL MEETING OF STOCKHOLDERS

                                December 6, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned stockholder of COBALT NETWORKS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus, each dated November 1, 2000, and hereby appoints Stephen W. DeWitt, Gary A. Martell and Kenton D. Chow each as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of COBALT NETWORKS, INC. to be held on December 6, 2000 at 9:00 a.m. local time, at 515 Ellis Street, Mountain View, California 94043 and at any adjournments or postponements thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.


-----------                                                          -----------
SEE REVERSE                                                          SEE REVERSE
SIDE            CONTINUED, AND TO BE SIGNED ON THE OTHER SIDE            SIDE
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        Please mark
[X]     votes as in
        this example.

1. Adoption and approval of the Agreement and Plan of Merger and Reorganization, dated as of September 18, 2000, by and among Sun Microsystems, Inc., Azure Acquisition Corporation, a wholly-owned subsidiary of Sun, and Cobalt, pursuant to which Cobalt will become a wholly-owned subsidiary of Sun, and each outstanding share of Cobalt common stock will be converted into the right to receive 0.50 shares of Sun common stock (subject to adjustment to reflect the effect of any stock split, stock dividend, recapitalization, reclassification or the like on Sun or Cobalt common stock), and approval of the merger contemplated by the merger agreement.


                      FOR           AGAINST               ABSTAIN
                      [ ]             [ ]                   [ ]


2. Grant the Cobalt Board of Directors the discretionary authority to consider and transact any other business that may properly come before the Special Meeting and at any adjournment or postponement thereof.


                      FOR           AGAINST               ABSTAIN
                      [ ]             [ ]                   [ ]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NOS. 1 AND 2. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE. THIS PROXY WILL BE VOTED FOR PROPOSAL NOS. 1 AND 2 IF NO SPECIFICATION IS MADE AND WILL BE VOTED AT THE DISCRETION OF THE PROXY HOLDERS ON SUCH OTHER MATTERS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [ ]

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This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears herein, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.


Signature:_________________________________ Date:____________________

Signature:_________________________________ Date:____________________



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